Exhibit 99.1

Mellon Financial Corporation

Quarterly Earnings Summary

October 18, 2006

Table of Contents

Cautionary Statement	1
Third Quarter 2006 Financial Highlights (vs. third quarter 2005)	2
Financial Summary	3
Noninterest Revenue	4
Net Interest Revenue	5
Operating Expense	6
Third Quarter 2006 Revenue (FTE) and Pre-tax Income (FTE) Mix / Assets Under Management Flows	7
Business Sectors / Mellon Asset Management	8
Private Wealth Management	9
Asset Servicing	10
Payment Solutions & Investor Services	11
Other Sector / Discontinued Operations / Junior Subordinated Debentures	12
Appendix – Financial Trends	13

All narrative comparisons in this Quarterly Earnings Summary are with the third quarter of 2005 and all information is reported on a continuing operations basis, unless otherwise noted. During the third quarter of 2006, Mellon announced an agreement to sell its insurance premium financing business and applied discontinued operations accounting to this business. Accordingly, the income statements for all periods have been restated. Discontinued operations are discussed on page 12.

Throughout this Quarterly Earnings Summary, certain measures, which are noted, exclude certain items. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance.

Mellon Financial Corporation 3Q06 Quarterly Earnings Summary

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Summary, (ii) in our presentations and (iii) in the responses to your questions are “forward-looking statements.” These statements relate to, among other things, the Corporation’s future financial results, including future revenue, expenses and earnings, seasonality factors, the use of excess capital, new business wins, customer deposits in the corporate cash management business, net interest revenue in the fourth quarter of 2006, higher levels of incentives associated with performance fees, expected results of Walter Scott & Partners acquisition, the expected tax provisioning rate for the fourth quarter of 2006, expected immaterial gain from the sale of a business, and intentions with respect to junior subordinated debentures, and expected reduced funding costs, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, estimates and intentions, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, changes in political and economic conditions; changes in the relevant benchmark to measure changes in investment management fees; equity, fixed-income and foreign exchange market fluctuations; changes in the mix of assets under management; changes in the mix of deposits; the effects of the adoption of new accounting standards; corporate and personal customers’ bankruptcies; operational risk; inflation; levels of tax-free income; technological change; success in the timely development of new products and services; competitive product and pricing pressures within the Corporation’s markets; consumer spending and savings habits; interest rate fluctuations; geographic sources of income; monetary fluctuations; acquisitions and integrations of acquired businesses; changes in law; changes in fiscal, monetary, regulatory, trade and tax policies and laws; success in gaining regulatory approvals when required; the effects of terrorist acts and the results of the war on terrorism; as well as other risks and uncertainties detailed from time to time in the filings of the Corporation with the Securities and Exchange Commission. Such forward-looking statements speak only as of October 18, 2006, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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Mellon Financial Corporation 3Q06 Quarterly Earnings Summary

THIRD QUARTER 2006 FINANCIAL HIGHLIGHTS (vs. third quarter 2005)

	Income		EPS
	$ millions	% growth	$	% growth
Continuing operations	$220	13%	$.53	15%
Total Corporation	$222	14%	$.54	15%

	Growth		% of Pre-tax Income	Commentary
Business Sectors	Revenue	Pre-tax Income
Mellon Asset Management	22%	42%	55%	Net flows/market/performance fees
Private Wealth Management	6%	(2)%	21%	Strong fee growth/flat yield curve/ growth initiatives
Asset Servicing	19%	18%	19%	New business/JV growth/growth initiatives
Sub-total	18%	25%	95%

Payment Solutions & Investor Services	8%	31%	13%	Higher net interest revenue/well controlled expenses
Other			(8)%

			100%

•	Record level of assets under management $918 billion, or +20% versus +9% in the S&P 500

•	net inflows during the quarter totaled $32 billion

•	Record level of assets under custody/administration $4.4 trillion, increased 16%

•	Positive operating leverage as total revenue increased 13%, operating expense increased 12%

•	Pre-tax margin was 26%, versus 25% for 3Q05 and 26% for 2Q06

•	Tax rate was 32.2% compared to 28.5% for 3Q05 and 29.5% for 2Q06; 4Q06 expected to be approximately 32.5%

•	The tangible shareholders’ equity ratio was 5.35% at Sept. 30, 2006 vs. 4.25-5.00% target range

•	Unrealized mark-to-market after-tax losses on the securities available for sale portfolio decreased by $100 million in the third quarter of 2006

•	Repurchased 1.3 million shares during the third quarter of 2006 and issued 1.7 million shares primarily for benefit plan purposes

•	Walter Scott & Partners acquisition closed on Oct. 2, 2006

•	Assets under management of $28 billion versus $27 billion when announced in May 2006

•	Issued 2.8 million shares in connection with the acquisition

•	Funded in part by £200 million sterling denominated Tier I qualifying trust-preferred securities (9/19/06)

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Mellon Financial Corporation 3Q06 Quarterly Earnings Summary

FINANCIAL SUMMARY

Mellon Financial Corporation

Continuing Operations

(dollar amounts in millions, non-FTE basis unless otherwise noted)	2005		2006				3Q06 vs. 3Q05
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Total fee and other revenue	$1,035	$1,103	$1,136	$1,175	$1,170		13%
Gains on sales of securities	1	—	—	—	3		N/M
Net interest revenue	109	114	117	110	117		7

Total revenue	1,145	1,217	1,253	1,285	1,290		13
Provision for credit losses	12	5	1	(3)	(1)		N/M
Total operating expense	861	906	956 (a)	963	966		12

Income from continuing operations before income taxes	272	306	296	325	325		19
Provision for income taxes	77	99	96	95	105

Income from continuing operations	$195	$207	$200	$230	$220		13
Return on equity (annualized)	19%	20%	20%	22%	20%
Pre-tax operating margin (FTE)	25%	26%	24%	26%	26%
- excluding the item in footnote (a)	25%	26%	26%	26%	26%
Average common shares and equivalents outstanding:
Basic	414,606	412,081	409,555	408,154	407,210
Diluted	417,911	415,534	414,248	412,986	411,996
Period-end data
Employees	16,700	16,600	16,600	16,700	16,700
Total shareholders’ equity to assets ratio (b)	10.79%	10.86%	11.07%	10.55%	10.54%
Tangible shareholders’ equity to assets ratio (b)	5.08%	5.19%	5.26%	4.99%	5.35%
Tier I capital ratio (b)	10.52%	10.90%	11.22%	10.85%	12.2	%(c)
Total (Tier I plus Tier II) capital ratio (b)	16.35%	16.87%	17.36%	16.77%	18.6	%(c)
Leverage capital ratio (b)	8.21%	8.33%	8.58%	8.34%	9.1	% (c)
Book value per common share	$10.00	$10.11	$10.15	$10.31	$10.91
Tangible book value per common share	$4.42	$4.54	$4.53	$4.59	$5.24
Dividends per share	$.20	$.20	$.20	$.22	$.22
Dividend yield	2.5%	2.3%	2.2%	2.6%	2.3%
Closing common stock price per share	$31.97	$34.25	$35.60	$34.43	$39.10
Market capitalization	$13,367	$14,230	$14,723	$14,166	$16,104

(a)	1Q06 includes the $19 million charge recorded in connection with payments, awards and benefits for Mellon’s former chairman and chief executive officer, pursuant to his employment agreement.

(b)	Includes discontinued operations.

(c)	Preliminary. The higher ratios reflect the issuance of £200 million sterling denominated Tier I qualifying trust-preferred securities. See page 12 for a further discussion.

N/M - Not meaningful.

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Mellon Financial Corporation 3Q06 Quarterly Earnings Summary

NONINTEREST REVENUE

	2005		2006			3Q06 vs. 3Q05
(dollar amounts in millions, unless otherwise noted)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Investment management	$438	$447	$466	$489	$518	18%
Performance fees	41	77	58	48	56	36

Total investment management	479	524	524	537	574	20
Distribution and service	82	90	98	108	107	31
Institutional trust and custody	197	214	224	244	233	18
Payment solutions & investor services	122	126	121	124	119	(3)
Foreign exchange trading	52	46	58	69	52	1
Financing-related/equity investment	49	46	51	46	34	(32)
Other	54	57	60	47	51	(5)

Total fee and other revenue	1,035	1,103	1,136	1,175	1,170	13
Gains on sales of securities	1	—	—	—	3	N/M

Total noninterest revenue (non-FTE)	$1,036	$1,103	$1,136	$1,175	$1,173	13%
Total noninterest revenue (FTE)	$1,044	$1,113	$1,145	$1,184	$1,182	13%
Fee and other revenue as a percentage of total revenue (FTE)	90%	90%	90%	91%	91%
Market value of assets under management at period-end (in billions)	$766	$781	$808	$870	$918	20%
Market value of assets under custody or administration at period-end (in billions)	$3,777	$3,908	$4,125	$4,213	$4,380	16%
S&P 500 Index - period-end	1229	1248	1295	1270	1336	9%
S&P 500 Index - daily average	1224	1231	1284	1281	1288	5%

N/M - Not meaningful.

KEY POINTS

•	Investment management fees were up a strong 20%, driven by net asset inflows, improved equity markets and higher performance fees; excluding the impact of performance fees, investment management fees increased by 18%

•	Distribution and service fees increased 31%, reflecting higher sales volumes and higher market values of mutual funds by Mellon Global Investments, our international distributor

•	Institutional trust & custody fees increased 18%, reflecting net new business and conversions, a 66% increase in net earnings from the ABN AMRO Mellon and CIBC Mellon joint ventures and the acquisition of the remaining 50% interest in Mellon Analytical Solutions (MAS) in September 2005; excluding the impact of acquisitions, institutional trust & custody fees increased 15%

•	Payment solutions & investor services fees declined 3%, reflecting lower processing volumes due principally to the partial loss of the passport processing business in Working Capital Solutions and higher compensating balance credits in lieu of fees (recorded in net interest revenue), partially offset by higher ancillary services revenue at Mellon Investor Services

•	Financing related/equity investment revenue declined 32%, primarily due to a lower level of venture capital gains and lease residual gains

•	Other noninterest revenue declined 5% due to the expiration of the transitional service agreement with Affiliated Computer Services, partially offset by higher expense reimbursements from the joint ventures which are recorded as other revenue

Other Items Impacting Future Quarters

•	Performance fees seasonally highest in the fourth quarter

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Mellon Financial Corporation 3Q06 Quarterly Earnings Summary

NET INTEREST REVENUE

	2005		2006			3Q06 vs. 3Q05
(dollar amounts in millions) (a)	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Net interest revenue (FTE)	$114	$118	$121	$114	$121	6%
Net interest margin (FTE)	1.76%	1.77%	1.88%	1.67%	1.61%	(15	)bp
Selected average balances:
Money market investments	$2,713	$2,825	$2,330	$2,909	$4,918	81%
Trading account securities	309	283	309	439	456	48
Securities (b)	16,029	16,982	17,666	18,221	18,659	16
Loans	6,619	6,354	5,979	5,872	5,852	(12)
Interest-earning assets (b)	25,670	26,444	26,284	27,441	29,885	16
Interest-bearing deposits	16,155	16,013	15,295	15,722	19,917	23
Noninterest-bearing deposits	7,411	7,892	8,274	8,362	7,988	8
Noninterest-bearing deposits as a percentage of interest-earning assets	29%	30%	31%	30%	27%

(a)	Prior periods calculated on a continuing operations basis even though the balance sheet, in accordance with GAAP, is not restated for discontinued operations.

(b)	Excludes adjustments for fair value required by SFAS No. 115.

bp	- basis points.

KEY POINTS

•	Net interest revenue for all periods excludes the results of our insurance premium financing business (see commentary on page 12)

•	Net interest revenue (FTE) increased $7 million, or 6% compared with 3Q05. The increase in net interest revenue reflects a higher level of customer activity in Payment Solutions & Investor Services (PS&IS), particularly in our corporate cash management business, including certain customer activity that is only expected to remain through October 2006. Net interest revenue increased 6% (unannualized) versus 2Q06. Both increases reflect a higher level of average earning assets, partially offset by a lower net interest margin

•	Net interest margin decreased 15 bp due to higher levels of lower yielding money market investments and securities and a lower level of higher yielding loans, as well as a lower proportion of noninterest-bearing deposits

•	Please refer to pages 4 and 5 of the Appendix for a 11-quarter trend of average balances and interest yields/rates

OTHER ITEMS IMPACTING FUTURE QUARTERS

•	Net interest revenue in 4Q06 is expected to be impacted by lower deposit volumes in PS&IS and by the interest cost of the £200 million sterling denominated Tier I qualifying trust-preferred securities issued in September 2006, which in part funded the acquisition of Walter Scott & Partners

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Mellon Financial Corporation 3Q06 Quarterly Earnings Summary

OPERATING EXPENSE

	2005		2006				3Q06 vs. 3Q05
(dollar amounts in millions)	3rd Qtr	4th Qtr	1st Qtr		2nd Qtr	3rd Qtr
Staff:
Compensation	$255	$261	$269		$270	$280	10%
Incentives (a)	126	135	171		148	162	28
Employee benefits	67	65	76		71	73	9

Total staff	448	461	516	(b)	489	515	15

Non-staff:
Professional, legal and other purchased services	113	123	115		126	131	16
Distribution and servicing	100	106	115		126	122	23
Net occupancy	60	59	59		58	51	(14)
Equipment	44	47	44		44	42	(3)
Business development	23	28	25		28	25	8
Communications	20	20	23		23	19	(1)
Amortization of intangible assets	7	7	7		7	7	—
Other	46	55	52		62	54	15

Total non-staff	413	445	440		474	451	10

Total operating expense	$861	$906	$956		$963	$966	12%

Total staff expense as a percentage of total revenue (FTE)	39%	37%	41	% (b)	38%	40%

Employees at period-end	16,700	16,600	16,600		16,700	16,700

(a)	Stock option expense totaled $7 million and $6 million in the third and fourth quarters of 2005, respectively. It totaled $11 million in the 1Q06, including $3 million for Mellon’s former chairman and chief executive officer, pursuant to his employment agreement, $9 million in the 2Q06 and $8 million in the 3Q06.

(b)	1Q06 includes a $19 million pre-tax charge in connection with payments, awards and benefits for Mellon’s former chairman and chief executive officer, pursuant to his employment agreement. Excluding this charge, staff expense as a percentage of total revenue (FTE) was 39% in 1Q06.

KEY POINTS

Total Staff

•	Excluding the impact of acquisitions and severance, compensation expense increased by 6%, primarily due to our annual merit increase effective July 1, 2006 and to support business growth

•	The growth in incentives of 28% was principally due to the growth of pre-tax profits in Mellon Asset Management and Asset Servicing

•	The increase in benefits was primarily due to the increased cost of pensions and the acquisition of MAS

Non-Staff

•	10% increase in non-staff expense was driven by:

•	Higher professional, legal and purchased services due to new business generation and support of strategic initiatives

•	Higher distribution and servicing related primarily to an increased level of mutual fund sales outside of the U.S.

•	Lower net occupancy expense primarily resulting from an accrued liability adjustment and a real estate tax refund

•	Higher other expense related principally to the growth of our ABN AMRO Mellon and CIBC Mellon joint ventures and the associated amounts of pass-through revenue ($4 million) and the acquisition of MAS

Other Items Impacting Future Quarters

•	Expected higher level of incentives associated with performance fees, which are seasonally highest in the fourth quarter

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Mellon Financial Corporation 3Q06 Quarterly Earnings Summary

THIRD QUARTER 2006 REVENUE (FTE) AND PRE-TAX INCOME (FTE) MIX

Revenue	Pre-tax Income *
84% Asset Management and Asset Servicing	95% Asset Management and Asset Servicing

ASSETS UNDER MANAGEMENT FLOWS

12 Months

Changes in market value of assets under management from Sept. 30, 2005 to Sept. 30, 2006 - by business sector

(in billions)	Mellon Asset Management	Private Wealth Management	Asset Servicing	Total
Market value of assets under management at Sept. 30, 2005	$609	$51	$106	$766
Net inflows:
Long-term	33	2	—	35
Money market	30	—	—	30
Securities lending	—	—	1	1

Total net inflows	63	2	1	66
Net market appreciation (a)	37	1	—	38
Acquisitions/transfers	39	1	8	48

Market value of assets under management at Sept. 30, 2006	$748	$55	$115	$918

(a)	Includes the effect of changes in foreign exchange rates.

3 Months

Changes in market value of assets under management from June 30, 2006 to Sept. 30, 2006 - by business sector

(in billions)	Mellon Asset Management	Private Wealth Management	Asset Servicing	Total
Market value of assets under management at June 30, 2006	$708	$54	$108	$870
Net inflows:
Long-term	6	—	—	6
Money market	19	—	—	19
Securities lending	—	—	7	7

Total net inflows	25	—	7	32
Net market appreciation (a)	15	1	—	16

Market value of assets under management at Sept. 30, 2006	$748	$55	$115	$918

(a)	Includes the effect of changes in foreign exchange rates.

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Mellon Financial Corporation 3Q06 Quarterly Earnings Summary

BUSINESS SECTORS

Our lines of business are combined into five business sectors: Mellon Asset Management; Private Wealth Management; Asset Servicing; Payment Solutions & Investor Services (PS&IS); and Other.

MELLON ASSET MANAGEMENT

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2005		2006			3Q06 vs. 3Q05
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Revenue:
Investment management:
Mutual funds	$200	$201	$194	$201	$204	2%
Institutional clients	133	136	158	170	196	48
Performance fees	41	77	58	48	56	36
Private clients	22	23	24	26	25	13

Total investment management	396	437	434	445	481	22
Distribution and service	82	90	98	108	107	31
Other fee revenue	15	11	22	8	18	N/M

Total fee and other revenue	493	538	554	561	606	23
Net interest revenue (expense)	(6)	(5)	(4)	(11)	(10)	N/M

Total revenue	487	533	550	550	596	22
Operating expense	358	372	390	396	411	15

Income before taxes	$129	$161	$160	$154	$185	42%
Market value of assets under management at period-end (in billions)(a)	$609	$625	$649	$708	$748	23%
Assets under management - net inflows (outflows) (in billions):
Long-term	$9	$6	$10	$11	$6
Money market	$4	$4	$(3)	$10	$19
Employees at period-end	2,400	2,400	2,500	2,500	2,500
Return on common equity (annualized)	37%	43%	44%	42%	50%
Pre-tax operating margin	27%	30%	29%	28%	31%
Adjusted pre-tax operating margin (b)	34%	38%	36%	36%	39%
MEMO: Intangible amortization	$3	$3	$3	$3	$3

(a)	Excludes amounts subadvised for other sectors of $3 billion, $4 billion, $4 billion, $3 billion and $3 billion.

(b)	Calculated by netting distribution and servicing expense from revenue.

N/M - Not meaningful.

KEY POINTS

•	Strong positive operating leverage as revenue growth of 22% exceeded expense growth of 15%, resulting in 400 bps of margin expansion

•	Investment management fees increased 22%, reflecting net asset inflows, improved equity markets and higher performance fees

•	Net positive AUM inflows of $25 billion in 3Q06 were comprised of $6 billion of long-term inflows and $19 billion of money market inflows; approximately 33% of long-term inflows were non-U.S.

•	Mutual fund fee revenue increased 2%, primarily reflecting a higher level of money market flows

•	Institutional client fee revenue increased 48% driven by strong net asset flows and improved equity markets

•	Performance fees accounted for 17% of the overall increase in investment management fees, driven by an increasing number of mandates with performance fee opportunities as well as continued strong investment performance; of the $15 million increase in performance fees, 91% were from new client mandates

•	Distribution and service fees increased 31%, reflecting higher sales volumes and higher market values of mutual funds, by Mellon Global Investments our international distributor

•	Operating expense increased 15% due primarily to increased distribution expenses and higher incentives related to new business and increased level of performance fees

Other Items Impacting Future Quarters

•	Walter Scott & Partners acquisition closed on Oct. 2, 2006

•	28 billion in assets under management versus $27 billion when announced in May 2006

•	Expected to be accretive to EPS beginning 4Q06 (GAAP and cash)

•	Performance fees seasonally highest in the fourth quarter

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Mellon Financial Corporation 3Q06 Quarterly Earnings Summary

PRIVATE WEALTH MANAGEMENT

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2005		2006			3Q06 vs. 3Q05
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Revenue:
Investment management	$83	$87	$90	$92	$93	12%
Institutional trust and custody	3	2	3	2	3	—
Other fee revenue	5	6	5	6	4	N/M

Total fee and other revenue	91	95	98	100	100	11
Net interest revenue	77	76	74	77	77	—

Total revenue	168	171	172	177	177	6
Operating expense	96	100	103	105	106	11

Income before taxes	$72	$71	$69	$72	$71	(2)%
Average loans	$4,651	$4,563	$4,615	$4,688	$4,669	—
Average assets	$10,062	$10,860	$10,279	$10,395	$10,544	5%
Average deposits	$8,846	$9,474	$8,824	$8,865	$8,827	—
Market value of total client assets at period end (in billions)	$82	$86	$89	$87	$90	10%
Employees at period-end	1,900	1,900	1,900	2,000	2,000
Return on common equity (annualized)	34%	32%	34%	35%	34%
Pre-tax operating margin	43%	41%	40%	41%	40%
MEMO: Intangible amortization	$1	$1	$1	$1	$1

N/M - Not meaningful.

KEY POINTS

•	Total fee and other revenue increased 11% driven by organic growth and new business, improved equity markets and the acquisitions of City Capital (December 2005) in Atlanta and the Planned Giving Services Group of U.S. Trust Corporation (March 2006)

•	Negative operating leverage resulted from flat net interest revenue and the expense impact of business growth initiatives (including the impact of additional offices and sales representatives and increased marketing expense)

•	An increase in total client assets of 10% resulting from net new business noted above, particularly in Family Office and Private Wealth, as well as acquisitions and improved market conditions

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Mellon Financial Corporation 3Q06 Quarterly Earnings Summary

ASSET SERVICING

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2005		2006			3Q06 vs. 3Q05
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Revenue:
Institutional trust and custody	$154	$171	$174	$187	$188	22%
Securities lending revenue	25	26	30	38	26	5
Other fee revenue	70	72	83	96	77	10

Total fee and other revenue (a)	249	269	287	321	291	17
Net interest revenue	22	20	26	27	29	40

Total revenue	271	289	313	348	320	19
Operating expense	217	238	245	261	257	19

Income before taxes	$54	$51	$68	$87	$63	18%
Average deposits	$7,753	$7,077	$7,111	$7,570	$8,737	13%
Market value of assets under management at period-end (in billions)(b)	$106	$103	$104	$108	$115	9%
Market value of assets under custody or administration at period-end (in billions) (a)	$3,746	$3,874	$4,091	$4,180	$4,344	16%
Employees at period-end	4,500	4,500	4,500	4,500	4,600
Return on common equity (annualized)	30%	27%	34%	42%	31%
Pre-tax operating margin	20%	18%	22%	25%	20%
MEMO:
Total joint venture revenue (a)	$102	$107	$119	$149	$140	38%
Intangible amortization	$2	$3	$3	$3	$2

(a)	Total joint venture revenue includes the activity of CIBC Mellon and ABN AMRO Mellon. Included in total fee and other revenue is Mellon’s portion of the earnings of the joint ventures, which are accounted for under the equity method of accounting. Assets under custody or administration for CIBC Mellon totaled $655 billion, $667 billion, $682 billion, $695 billion and $737 billion. Assets under custody or administration of ABN AMRO Mellon totaled $491 billion, $522 billion, $586 billion, $640 billion and $696 billion.

(b)	Represents the investment of securities lending cash collateral managed by the Asset Servicing sector.

KEY POINTS

•	Total revenue increased 19% reflecting:

•	A 22% increase in institutional trust and custody fees driven by new business and conversions, a 66% increase in net earnings from the ABN AMRO Mellon and CIBC Mellon joint ventures, as well as the acquisition of MAS in September 2005

•	A 5% increase in securities lending revenue resulting from higher volumes partially offset by slightly lower spreads

•	A 40% increase in net interest revenue due to higher foreign and domestic deposit balances

•	Sequential quarter revenue comparisons reflect the impact of capital markets seasonality and lower market volatility on the results of securities lending revenue and foreign exchange trading revenue

•	Operating expense increased 19% reflecting the MAS acquisition, in support of new business, increased joint venture pass-through payments and growth initiatives

•	Assets under custody or administration increased to a record level of $4.344 trillion, including net new conversions of $29 billion in 3Q06, and $140 billion year-to-date

•	New business wins totaled $90 billion in 3Q06 and $382 billion year-to-date (approximately two-thirds of which represented new clients and came from outside the U.S.)

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Mellon Financial Corporation 3Q06 Quarterly Earnings Summary

PAYMENT SOLUTIONS & INVESTOR SERVICES

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2005		2006			3Q06 vs. 3Q05
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Revenue:
Payment solutions & investor services	$122	$126	$121	$124	$119	(3)%
Other fee revenue	5	7	5	6	5	—

Total fee and other revenue	127	133	126	130	124	(4)
Net interest revenue	34	38	41	44	51	55

Total revenue	161	171	167	174	175	8
Operating expense	127	132	129	133	130	2

Income before taxes	$34	$39	$38	$41	$45	31%
Average deposits	$6,244	$6,576	$6,783	$6,541	$9,288	49%
Employees at period-end	3,700	3,600	3,500	3,500	3,400
Return on common equity (annualized)	30%	31%	39%	41%	46%
Pre-tax operating margin	21%	23%	23%	23%	26%
MEMO: Intangible amortization	$1	$—	$—	$—	$1

KEY POINTS

•	Positive operating leverage as revenue growth of 8% exceeded expense growth of 2%, resulting in 500 bp of margin expansion

•	Total fee and other revenue decreased $3 million reflecting lower processing volumes at Working Capital Solutions due primarily to the partial loss of the passport processing business, as well as higher credits for compensating balances in lieu of fees (recorded in net interest revenue), partially offset by higher ancillary services revenue at Mellon Investor Services

•	Net interest revenue increased $17 million resulting from the impact of higher deposit levels including higher compensating balances and increased spreads reflecting the higher interest rates at which excess deposits were invested; the higher deposit levels in 3Q06 reflect customer activity that is only expected to remain through October 2006

Other Items Impacting Future Quarters

•	Customer balance activity in our corporate cash management business is expected to decline to prior trend levels for the majority of 4Q06

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Mellon Financial Corporation 3Q06 Quarterly Earnings Summary

OTHER SECTOR

Income/(loss) before taxes (FTE) (in millions)	2005		2006
	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr
Corporate lending	$2	$3	$2	$4	$4
Venture capital	10	7	9	7	1
Business exits	(5)	(1)	12	9	6
Corporate activity/other	(11)	(11)	(49)	(36)	(37)

Income/(loss) before taxes (FTE)	$(4)	$(2)	$(26)	$(16)	$(26)

KEY POINTS

The decline in income before taxes reflects, among other items:

•	In Venture capital, a $9 million decline in pre-tax income reflects a lower level of venture gains ($8 million)

•	In Corporate activity/other, a $26 million decline in pre-tax income due in part to a decrease in net interest revenue primarily reflecting the impact of a flat to inverted yield curve on our adjustable rate investment securities portfolio

Partially offset by:

•	In Business exits, an $11 million increase in pre-tax income reflecting the impact in the third quarter of 2005 of $23 million of net credit losses on regional aircraft leases, partially offset by gains on lease residuals

DISCONTINUED OPERATIONS

In August 2006, we announced a definitive agreement to sell our insurance premium financing company, AFCO Credit Corporation, and its Canadian affiliate, CAFO Inc., to Branch Banking and Trust Company. It was determined that this business no longer fits Mellon’s strategy of focusing on growth in asset management and securities servicing globally. The sale is expected to close in the first quarter of 2007 and is expected to result in an immaterial gain.

In the third quarter of 2006, we applied discontinued operations accounting to this business. Accordingly, the income statements for all periods have been restated. The restatement resulted in a reduction to previously reported levels of net interest revenue and the net interest margin; a slight reduction in financing-related fee revenue; a reduction in operating expenses; and a slight change in continuing earnings per share for certain periods. Restated quarterly results from the first quarter of 2004 are provided in the Appendix to this report. In the third quarter of 2006, a $1 million after-tax net gain on disposals was recorded resulting from residual activity of prior-periods divestitures.

JUNIOR SUBORDINATED DEBENTURES

Based on current interest rate expectations, we intend to redeem our Series A and Series B junior subordinated debentures, each issued for a face value of $515 million, on or after the optional call dates of Dec. 1, 2006 and Jan. 15, 2007, respectively. The securities are redeemable at 103.86% and 103.9975% of the liquidation amounts during the 12-month periods beginning on the call dates. We expect to replace these securities with a combination of Tier I qualifying capital securities and senior debt securities that would reduce our funding costs beginning in 2007. Assuming the Series A debentures are redeemed in December, there would be a pre-tax charge to income of $23 million in the fourth quarter of 2006 for the redemption premium and write-off of unamortized issuance costs. Assuming the Series B debentures are redeemed in the first quarter of 2007, there would be a pre-tax charge to income of $23 million in the first quarter of 2007 for the redemption premium and write-off of unamortized issuance costs. In the third quarter of 2006, we issued junior subordinated debentures associated with £200 million sterling denominated Tier I qualifying trust-preferred securities, as part of the funding for the fourth quarter 2006 acquisition of Walter Scott & Partners.

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Quarterly Earnings Summary

APPENDIX

Financial Trends

Table of Contents

Notes to Financial Trends	1
Consolidated Results	2
Noninterest Revenue	3
Average Balances	4
Interest Yields / Rates	5
Operating Expense	6
Assets Under Management / Administration or Custody	7
Assets Under Management Net Flows	8
Mellon Asset Management	9
Private Wealth Management	10
Asset Servicing	11
Payment Solutions & Investor Services	12
Other sector	13
Annual Business Sector Trends 2003-2005	14
Nonperforming Assets	16
Provision and Reserve for Credit Exposure	17